NEWS RELEASE

Contact:                 Wendy S. Schmucker
Senior Vice President, Secretary and Treasurer
724-537-9923

For Immediate Release

COMMERCIAL NATIONAL REPORTS 6.82% FIRST QUARTER 2010 EARNINGS PER SHARE GROWTH

LATROBE, PA, May 4, 2010 - Commercial National Financial Corporation (NASDAQ:CNAF)(Company), parent Company of Commercial Bank & Trust of PA, has reported earnings for the quarter ended March 31, 2010. The Company earned $1,350,000 (or $.47 per average share outstanding) in 2010 compared to $1,269,000 (or $.44 per average share outstanding) in 2009.

President and Chief Executive Officer Gregg E. Hunter noted, “First quarter 2010 post-tax net income for Commercial National Financial Corporation increased $81,000, or 6.38%, to $1,350,000 in comparison to 2009’s first quarter. Earnings per share rose 6.82%. First quarter 2010 return on average assets (ROA) and return on average equity (ROE) were 1.45% and 12.31% respectively. These high levels of profitability performance favorably compare to prevailing banking industry norms and also support the Company’s very attractive quarterly cash dividend payments to our shareholders. Net interest margin and earning asset credit quality with both loans and investment securities remained strong during 2010’s first quarter. In addition, the Company’s broad funding base of well-diversified deposits, non-deposit borrowings and capital experienced further volume, composition and cost improvements throughout 2010’s first quarter.”

In addition to Latrobe, Pennsylvania where it is headquartered, the Company operates community banking facilities in Greensburg, Hempfield Township, Ligonier, North Huntingdon, Unity Township and West Newton, Pennsylvania and also maintains a commercial business development sales force throughout its entire market area. The Company operates an asset management and trust division of Commercial Bank & Trust of PA headquartered in Greensburg, Pennsylvania. Commercial Bank & Trust of PA also serves its customer base from an Internet banking site (www.cbthebank.com) and an automated TouchTone Teller banking system.

Safe Harbor Statement

Forward-looking statements (statements which are not historical facts) in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “may,” “will,” “to,” “expect,” “believe,” “anticipate,” “intend,” “could,” “would,” “estimate,” or “continue” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. These statements are based on information currently available to the Company, and the Company assumes no obligation to update these statements as circumstances change. Investors are cautioned that all forward-looking statements involve risk and uncertainties, including changes in general economic and financial market conditions, unforeseen credit problems, and the Company's ability to execute its business plans.  The actual results of future events could differ materially from those stated in any forward-looking statements herein.

#           #           #

COMMERCIAL NATIONAL FINANCIAL CORPORATION
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(audited)
(Dollars in thousands)

	March 31,	March 31,
	2010	2009

ASSETS
Cash and due from banks on demand	$5,535	$10,677
Interest bearing deposits with banks	48	29
	5,583	10,706

Securities available for sale	141,943	127,545
Restricted investments in bank stock	4,567	4,567

Loans	200,095	210,643
Allowance for loan losses	(1,723)	(1,806)
Net loans	198,372	208,837

Premises and equipment	3,539	3,592
Investment in life insurance	15,042	14,676
Other assets	4,155	2,808

Total assets	$373,201	$372,731

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
Deposits:
Non-interest bearing	$73,749	$67,381
Interest bearing	203,708	195,935
Total deposits	277,457	263,316

Other liabilities	3,681	3,579
Short-term borrowings	37,575	35,000
Long-term borrowings	10,000	30,000
Total liabilities	328,713	331,895

Shareholders' equity
Common stock, par value $2 per share;
10,000,000 shares authorized; 3,600,000
shares issued; 2,860,953 and 2,872,753 shares
outstanding in 2010 and 2009, respectively	7,200	7,200

Retained earnings	44,944	42,254

Accumulated other comprehensive income	4,888	3,747

Less treasury stock, at cost, 739,047 and
727,247 shares in 2010 and 2009	(12,544)	(12,365)
Total shareholders' equity	44,488	40,836

Total liabilities and shareholders' equity	$373,201	$372,731

COMMERCIAL NATIONAL FINANCIAL CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(Dollars in thousands, except per share data)

	Three Months Ended	Three Months Ended
	March 31,	March 31,
	2010	2009

INTEREST INCOME:
Interest and fees on loans	$2,920	$3,089
Interest and dividends on securities:
Taxable	1,323	1,923
Exempt from federal income taxes	448	13
Other	1	1
Total Interest income	4,692	5,026

INTEREST EXPENSE:
Interest on deposits	650	869
Interest on short-term borrowings	41	58
Interest on long -term borrowings	59	285
Total Interest expense	750	1,212

NET INTEREST INCOME	3,942	3,814
PROVISION FOR LOAN LOSSES	-	-

NET INTEREST INCOME AFTER
PROVISION FOR LOAN LOSSES	3,942	3,814

OTHER OPERATING INCOME:
Asset management and trust income	212	247
Service charges on deposit accounts	127	139
Other service charges and fees	207	202
Income from investment in life insurance	121	121
Other income	46	50
Total other operating income	713	759

OTHER OPERATING EXPENSES
Salaries and employee benefits	1,519	1,434
Net occupancy expense	227	208
Furniture and equipment	142	123
Pennsylvania shares tax	126	130
Legal and professional	124	123
FDIC Insurance	82	11
Other expenses	707	734
Total other operating expenses	2,927	2,763

INCOME BEFORE INCOME TAXES	1,728	1,810
Income tax expense	378	541

Net income	$1,350	$1,269

Average Shares Outstanding	2,860,953	2,876,191

Earnings Per Share	$0.47	$0.44